UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2007

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)                                  Audrey Jakubowski, Chief Regulatory and Quality Officer of SuperGen, Inc. (the “Company”), retired from the Company effective August 17, 2007.

(e)                                  In connection with Ms. Jakubowski’s retirement, the Company and Ms. Jakubowski entered into a letter agreement effective August 17, 2007.  The terms of the letter agreement provide that Ms. Jakubowski will receive severance benefits consisting of the following:  $290,063, which is equal to 57 weeks of base salary; $13,063 for COBRA benefits; and $12,000 in lieu of outplacement services.  These severance benefits are contingent upon Ms. Jakubowski entering into a general release of claims against the Company.  At Ms. Jakubowski’s option, these severance benefits may be paid in a lump sum or over the nine month period following her retirement date.

                                                The foregoing description is qualified by reference to the letter agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Letter Agreement dated August 17, 2007 by and between Registrant and Audrey Jakubowski

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

	By:	/s/ Michael Molkentin
Michael Molkentin
Chief Financial Officer

Date: August 20, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement dated August 17, 2007 by and between Registrant and Audrey Jakubowski